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                                                                    Exhibit 10.1


                                                             PetPlanet.com, Inc.
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PERSONAL & CONFIDENTIAL
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February 10, 2000


[NAME]
<Address>
<City, State ZIP>

Dear [NAME]

On behalf of PetPlanet.com, Inc. (the "Company"), I am pleased to extend an offer of employment to you as <POSITION TITLE>.

The terms of your position with the Company are set forth below:

1. Position
a) Upon your hire as an employee, you will hold the position of <POSITION TITLE>, at which time you will become a member of the <DIVISION> Group, working out of the Company's office in <OFFICE LOCATION>. In this role, you will report to the <SUPERVISOR TITLE>, or such other executive as the Board may designate.

b) You agree that you will devote all of your business time and attention to the business of the Company; that the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice; and that you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.

2. Start Date. You will commence working for the company on a full-time basis no later than [DATE] unless otherwise mutually agreed.

3. Proof of Right to Work: For purposes of federal immigration law, you will be required to provide the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your employment commencement date, or our employment relationship with you may be terminated.

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                               www.petplanet.com


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4. Compensation.
a) Cash. Upon your commencement as a full-time employee, you will be paid in cash biweekly pursuant to the Company's regular payroll policy which is equivalent to <$SALARY> on an annualized basis ("Base Salary").

b) Employee Options.

Employment Options. In addition to your Base Salary compensation, upon your commencement of full-time employment, you will receive stock options pursuant to the 1999 Company Stock Option Plan for <#> shares of the Common Stock which, assuming your continued employment by the Company, shall vest as follows: <#> shares shall fully vest on the one year anniversary of your initial date of hire as an employee; an additional <#> options of the Stock shall fully vest quarterly thereafter, such that your option for <#> shares shall have fully vested within four years after the date of him. The option grant is also contingent on your conversion to full-time employment by <START DATE> or other mutually agreed upon date. The exercise price shall be the fair market value for the stock at the date of grant pending Board approval.

5. Review. Your performance and compensation will be reviewed from time to time as the Company deems appropriate, but in no event less than once a year.

6. Vacation and Benefits. Upon your commencement as a full-time employee, the Company shall provide to you the usual benefits package provided by the Company to its salaried employees generally, including medical and dental insurance. You shall receive two weeks of paid vacation time in your first two years of employment and three weeks per year thereafter; which shall accrue according to the Company's standard policies.

7. Proprietary Information Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon the execution and delivery of the Company's Proprietary Information Agreement prior to your employment Start Date.

8. Confidentiality of Terms. You agree to follow the Company's strict policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement to any person, including other employees of the Company; provided, however that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

9. At-Will Employment. Your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California.

This letter agreement and the Proprietary Information Agreement sets forth the general terms of your consultancy and subsequent potential employment with the Company and supersedes any and all prior representations or agreements, whether written or oral. This letter agreement may not be modified or amended except by a written agreement, signed by the Company and you.

We are delighted to be able to extend you this offer and look forward to working with you.

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As a growing company, PetPlanet.com, Inc. offers many opportunities for advancement. We encourage initiative and entrepreneurial spirit and reward those who help us achieve our goals. We look forward to having you as a member of our team.

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to my attention no later than [DATE]. If you have any questions regarding this letter, please feel free to contact me via e-mail or voice at 415.243.9000.

Very truly yours,


PETPLANET.COM, INC.


___________________
<EXECUTIVE NAME>
<EXECUTIVE TITLE>

AGREED & ACCEPTED:

<CANDIDATE NAME>

___________________
Signature

DATE_______________

SS#________________



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